SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                          NEW HORIZONS WORLDWIDE, INC.
                (Name of Registrant as Specified in Its Charter)



                          NEW HORIZONS WORLDWIDE, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                        NEW HORIZONS WORLDWIDE, INC. LOGO


                               ----------------
                    NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                             TO BE HELD MAY 6, 1997
                               ----------------

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (the Meeting") of New Horizons Worldwide, Inc. (the "Company") will be held at the Oyster Pointe Hotel,
146 Bodman Place, Red Bank, New Jersey, on Tuesday, May 6, 1997, at 10:00 a.m., EDT, to consider and act upon the following:

         1. The election of three Directors whose three-year term of office will expire in 2000;

         2. A proposal to approve and adopt stock options granted to Non-Employee Directors of the Company; and

         3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

     Holders of Common Stock of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the Meeting.

     Whether or not you expect to be personally present at the Meeting, please be sure that the enclosed proxy is properly marked, signed and dated, and returned without delay in the enclosed prepaid envelope. Such action will not limit your right to vote in person or to attend the Meeting, but will ensure your representation if you cannot attend.


                                             By Order of the Board of Directors,


                                             /S/ STUART O. SMITH
                                             ---------------------------
                                             Stuart O. Smith
                                             SECRETARY

April 11, 1997

                         NEW HORIZONS WORLDWIDE, INC.
                               500 CAMPUS DRIVE
                             MORGANVILLE, NJ 07751

                               ----------------
                                PROXY STATEMENT
                            MAILED ON APRIL 11, 1997
                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1997

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of New Horizons Worldwide, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 6, 1997, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting which accompanies this Proxy Statement.

     Only stockholders of record as of March 28, 1997 will be entitled to vote at the Meeting or any adjournments thereof. As of that date, 7,071,081 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. The Company's Certificate of Incorporation (the "Certificate") does not provide for cumulative voting rights. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder has the right to revoke a proxy by written notice to the Secretary of the Company at any time before it is exercised, including by executing another proxy, bearing a later date, or by attending the Meeting and voting in person.

     A properly executed proxy returned in time to be cast at the meeting will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the proxy, it will be voted "FOR" the election of all of the individuals nominated by the Board of Directors and "FOR" the other proposal set forth in the Notice of Annual Meeting.

     At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, at the Annual Meeting the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the meeting, present in person or by proxy, constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as "withheld" or, with respect to any other proposal, "abstain," will be counted as shares present for purposes of determining whether a quorum is present.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining whether a quorum is present.

     Pursuant to the Company's By-Laws, at the Annual Meeting, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors.

     Pursuant to the Company's By-Laws, all other questions and matters brought before the meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law or by the Certificate. In voting on matters other than the election of Directors, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of such proposal.

     The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and regular employees of the Company in person or by mail, telephone, or telegraph, following the original solicitation.

              SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information with respect to Common Stock owned on March 28, 1997 by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The table also lists beneficial ownership of Common Stock by each of the Company's Directors, each nominee for election as a Director, each executive officer named in the summary compensation table set forth in this proxy statement, and all Directors and executive officers as a group.

          NAME AND ADDRESS OF                SHARES BENEFICIALLY      PERCENT OF
            BENEFICIAL OWNER                        OWNED               CLASS
------------------------------------------   ----------------------   ------------
 Curtis Lee Smith, Jr.  ..................          1,193,475              16.9%
  500 Campus Drive
  Morganville, NJ 07751
 Stuart O. Smith  ........................          1,595,600              22.6%
  500 Campus Drive
  Morganville, NJ 07751
 Thomas J. Bresnan(1)   ..................            267,625               3.7%
 David A. Goldfinger(2) ..................             62,845                 *
 John T. St. James(3)   ..................             48,750                 *
 Richard L. Osborne(3)  ..................              2,250                 *
 William H. Heller(4)   ..................              7,000                 *
 Scott R. Wilson(4)  .....................              6,000                 *
 Dimensional/Fund Advisor, Inc.(5)  ......            370,650               5.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
 All Directors and Executive Officers
 as a Group (8 persons) ..................          3,183,545              43.0%

----------------

 *  Less than 1%.
(1) Mr. Bresnan's ownership figure includes 260,000 shares which may be acquired upon the exercise of immediately exercisable stock options.

(2) Mr. Goldfinger's ownership figure includes 12,500 shares which may be acquired upon the exercise of immediately exercisable stock options.

(3) Represents shares which may be acquired upon the exercise of immediately exercisable stock options.

(4) Messrs. Wilson's and Heller's ownership figures include 5,000 shares each which may be acquired upon the exercise of immediately exercisable stock options.

(5) Based solely upon information in a Schedule 13-G filed with the Securities and Exchange Commission on February 12, 1997.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. Each class initially consisted of two Directors until July 1, 1992 when the membership of the Board was expanded to seven members with the election of Mr. William H. Heller as a Class I Director. The Board was further expanded to eight members on May 11, 1993, with the election of Mr. Thomas J. Bresnan as a Class II Director. Each class of Directors is elected to a three-year term. At the Annual Meeting, the Class II Directors will be elected to a three-year term ending at the Annual Meeting to be held in 2000.

     Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the three nominees set forth in the table below as Class II Directors of the Company for a three-year term. In the event of the death or inability to act of any of the nominees, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than three nominees or for persons other than those named below and any such substitute nominee for any of them.

     The following table lists the nominees for election at the Meeting, the Directors who will continue in office subsequent to the Meeting, and certain other information with respect to each individual.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM ENDING IN 2000

        NAME               AGE                     PRINCIPAL OCCUPATION AND HISTORY
-----------------------   ------   ------------------------------------------------------------------
STUART O. SMITH(1)(4)      64         VICE CHAIRMAN OF THE BOARD,
                                      CHIEF DEVELOPMENT OFFICER, SECRETARY AND DIRECTOR
                                    Mr. Smith has served as a Director of the Company since its acquisition by NCS Holdings Corporation ("NCS") in July
                                    1986, as the Company's Secretary since February 1989, as its
                                    Chief Development Officer since March 1990 and as Vice
                                    Chairman of the Board since August 1992. Mr. Smith served
                                    as a Vice President from July 1986 to August 1992. Mr. Smith also served as Vice President of National Copper & Smelting
                                    Co. from 1962 to 1985 and as Vice President of NCS from
                                    1985 to 1988.
THOMAS J. BRESNAN(1)       44         PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR
                                    Mr. Bresnan joined the Company in August 1992 and has
                                    served as the Company's President and Chief Operating
                                    Officer since that time. Mr. Bresnan has served as the
                                    Chairman and Chief Executive Officer of New Horizons
                                    Education Corporation since its acquisition by the Company in August 1994. Prior to joining the Company, Mr. Bresnan
                                    served in various executive, marketing, financial and
                                    administrative positions for Capitol American Life Insurance
                                    Company, a Cleveland, Ohio-based specialty insurance
                                    provider, from 1984 to 1991. Mr. Bresnan served as President and Chief Operating Officer of Capitol American Life
                                    Insurance Company during 1991. From January to August
                                    1992, Mr. Bresnan was President and Chief Executive Officer
                                    of Glenbrook Group, Inc., a Cleveland, Ohio-based company
                                    seeking acquisition opportunities. Mr. Bresnan was elected a
                                    Director in May 1993.
SCOTT R. WILSON(1)         45         DIRECTOR
                                    Mr. Wilson has served as principal outside legal counsel to the
                                    Company since its acquisition by NCS in July 1986.
                                    Mr. Wilson has been with the law firm of Calfee, Halter &
                                    Griswold LLP, Cleveland, Ohio, since 1977, and has been a
                                    partner in such firm since 1985. His practice focuses on
                                    general corporate and tax law. He was elected a Director in
                                    May 1991.

           NAME                  AGE                     PRINCIPAL OCCUPATION AND HISTORY
-----------------------------   ------   ------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE

DAVID A. GOLDFINGER(2)           61         DIRECTOR
                                          Mr. Goldfinger has served as a Director of the Company since its acquisition by NCS in July 1986. Mr. Goldfinger served as
                                          President of U.S. Consolidated, Inc., a Cleveland, Ohio-based manufacturers' representative agency, from 1966 to 1991.
                                          From January 1992 to the present, Mr. Goldfinger has served as President of M.S.C.I. Holdings, Inc., a Tavernier, Florida-
                                          based private consulting and investment corporation.
                                          Mr. Goldfinger has served as a member of the Company's
                                          Compensation Committee and Audit Committee during the
                                          term of his directorship.
RICHARD L. OSBORNE(2)            58         DIRECTOR
                                          Mr. Osborne has served as a consultant to the Company since its acquisition by NCS in July 1986, and was elected to the
                                          Company's Board of Directors in January 1989. He has served as the Executive Dean of the Weatherhead School of
                                          Management, Case Western Reserve University, Cleveland,
                                          Ohio, since 1971. Mr. Osborne is also a management
                                          consultant, and serves on the Board of Directors of Capitol
                                          American Financial Corporation, a Cleveland, Ohio-based
                                          specialty insurance provider, Myers Industries, Inc., an Akron,
                                          Ohio-based manufacturer of plastic and rubber parts for the automotive and other industries, NCS HealthCare, Inc., a
                                          Cleveland, Ohio-based provider of pharmacy services to long-
                                          term care institutions and several privately held corporations, including a Cleveland, Ohio-based savings and loan holding company. Mr. Osborne has served as a member of the
                                          Company's Compensation Committee and Audit Committee
                                          during the term of his directorship.
CURTIS LEE SMITH, JR (3)(4)      69         CHAIRMAN OF THE BOARD,
                                            CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                          Mr. Smith has served as the Company's Chairman of the
                                          Board and Chief Executive Officer and as a Director since its acquisition by NCS, in July 1986, and had the additional title and duties of President from August 1989 through July 1992.
                                          Mr. Smith served as President of National Copper & Smelting
                                          Co., a Cleveland, Ohio-based manufacturer and distributor of copper products, from 1962 to 1985, and as President of NCS, a Cleveland, Ohio-based holding company which operated a
                                          copper tubing importing and fabricating business, from 1985 to 1988.
WILLIAM H. HELLER(3)             58         DIRECTOR
                                          Mr. Heller was formerly a partner with the public accounting firm of KPMG Peat Marwick LLP from February 1971 until
                                          December 1991, and currently manages his own asset
                                          management firm, William H. Heller & Associates. He was
                                          elected as a Director on July 1, 1992, and has served as a member of the Company's Audit Committee during the term
                                          of his directorship. Mr. Heller also serves as a Director of
                                          Capitol American Financial Corporation, a Cleveland, Ohio-
                                          based specialty insurance provider, Ohio Savings Financial
                                          Corporation, a Cleveland, Ohio-based savings and loan
                                          holding company and Telarc International, Inc., a Cleveland,
                                          Ohio-based distributor of phonograph records and tapes.

----------------

(1) Term as Director expires in 1997; nominee for a three-year term expiring in 2000.
(2) Term as Director expires in 1998.
(3) Term as Director expires in 1999.
(4) Curtis Lee Smith, Jr., and Stuart O. Smith are brothers.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has two standing Committees: the Audit Committee and the Compensation Committee.

     The Audit Committee, of which Messrs. David A. Goldfinger, Richard L. Osborne and William H. Heller are members, oversees the accounting functions of the Company, including matters related to the appointment and activities of the Company's auditors. The Audit Committee met twice during the year ended December 28, 1996.

     The Compensation Committee, of which Messrs. Curtis Lee Smith, Jr., David
A. Goldfinger and Richard L. Osborne are members, reviews and makes recommendations, as well as certain decisions concerning executive salaries, bonuses and the Company's stock option plans. Subsequent to September 19, 1996 the Board of Directors, upon recommendations from the Compensation Committee, administered the Company's Stock Option Plans. The Compensation Committee met four times during the year ended December 28, 1996.

     The Board of Directors of the Company held 15 meetings during 1996. All of the Directors attended at least 85% of the meetings of the Board of Directors and each Committee on which each served.

     The Company pays a quarterly retainer of $1,000, plus $1,000 per Board meeting attended, $1,000 for each Committee meeting which is not held in conjunction with a Board meeting, and $250 for each meeting held via telephone, to all Directors who are not employees of the Company. Directors who are employees of the Company do not receive quarterly retainers or meeting fees.

     In January 1989, the Compensation Committee granted Mr. Osborne and Mr. Goldfinger options to acquire 6,250 shares of Common Stock and 12,500 shares of Common Stock, respectively, under the Company's Outside Directors Stock Option Plan. These options became exercisable on July 9, 1989 at an option price of $11.20 per share. In 1992, Messrs. Wilson and Heller each were granted immediately exercisable options to acquire 5,000 shares of Common Stock at an option price of $6.50 per share. As of March 28, 1997, options granted to individuals pursuant to the Outside Directors Plan were outstanding to purchase 24,750 shares of Common Stock at an average price of $9.30 per share. In addition, on September 19, 1996, options to purchase an aggregate of 40,000 shares of Common Stock were granted to Non-Employee Directors of the Company, subject to approval by the Company's stockholders. See "Proposal to Approve and Adopt the Non-Employee Director Stock Option Grants".

     Messrs. Heller and Osborne provide certain consulting services to the Company. During 1996, the Company paid Messrs. Heller and Osborne $24,000 and $30,000, respectively, in fees for such services. Mr. Wilson is a member of the firm of Calfee, Halter & Griswold LLP, which provides legal services to the Company on an ongoing basis. The Company believes that its transactions with Directors are on terms no less favorable to it than those that would have been available in similar transactions with unaffiliated third parties.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company for each of the past three fiscal years, of all those persons, who were, (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers") during fiscal 1996:

                          SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                    ANNUAL COMPENSATION                   COMPENSATION
                                                 ----------------------------             ---------------     ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR      SALARY       BONUS(1)      OTHER(1)     OPTIONS/SARS      COMPENSATION(2)
------------------------------------   -------   -----------   -----------   ----------   ---------------   -----------------
Curtis Lee Smith, Jr.                   1996      $162,031       $    -        $    -         $     -            $10,601
Chairman of the Board, Chief            1995       153,847            -             -               -             10,601
Executive Officer and Director          1994       163,077            -             -               -             10,601

Stuart O. Smith                         1996       151,092            -             -               -              4,414
Vice Chairman of the Board,             1995       144,231            -             -               -              4,414
Chief Development Officer,              1994       152,885            -             -               -              4,414
Secretary and Director

Thomas J. Bresnan                       1996       224,486       70,000             -               -              4,750
President, Chief Operating Officer      1995       216,346       35,000             -          25,000              4,629
and Director                            1994       208,173            -             -         220,000              4,620

John T. St. James                       1996       154,603       25,000             -               -              4,750
Vice President, Chief Financial         1995       146,096            -             -               -              2,337
Officer and Treasurer                   1994       144,596            -             -               -              2,358

P. Craig Modesitt                       1996       111,539            -             -               -              3,346
Vice President, Sales                   1995       126,203       22,955             -           5,739              3,764
and Marketing(3)                        1994       127,290            -             -               -              1,731

----------------

(1) No Named Officer received perquisites or other personal benefits having a value exceeding the lesser of 10% of such executive salary and bonus for 1996, 1995, and 1994 or $50,000. Pursuant to the terms of Mr. Bresnan's employment agreement, he received an interest free loan from the Company in the amount of $250,000 payable on September 30, 1997. Had the loan carried a market interest rate, Mr. Bresnan would have paid $13,976 in interest in 1996, $16,655 during 1995, and $16,858 in 1994. In 1996 and 1995, the
   Company, in the form of a bonus, forgave $45,000 and $35,000 respectively, of Mr. Bresnan's loan to the Company. In 1996 the Company granted Messrs. Bresnan and St. James cash bonuses of $25,000 each.

(2) Amounts of All Other Compensation reported for Curtis Lee Smith, Jr., and Stuart O. Smith represent premiums paid by the Company on insurance policies for the benefit of such persons. Amounts of All Other Compensation reported for Messrs. Bresnan, St. James and Modesitt represent the Company's matching contribution under its 401(k) Profit Sharing Plan. The Company currently matches each participating employee's contributions to the Plan to the extent of 50% of the participant's salary reduction up to the maximum allowable under the Internal Revenue Code.

(3) Mr. Modesitt left the Company in December 1996.

                      OPTION EXERCISES AND YEAR-END VALUES

     The table below shows information with respect to the unexercised options to purchase the Company's Common Stock granted under the Company's Key Employees Stock Option Plan (the "Employees Plan") to the Named Officers and held by them at December 28, 1996. None of the Named Officers exercised any stock options during 1996. No options were granted to employees of the Company during 1996.

                                       NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                                          OPTIONS HELD AT                IN-THE-MONEY OPTIONS AT
                                         DECEMBER 28, 1996                  DECEMBER 28, 1996*
                                 ----------------------------------- --------------------------------
NAME                             EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------------   --------------   ----------------   --------------   ---------------
Curtis Lee Smith, Jr.   ......            -                 -          $       -         $       -
Stuart O. Smith   ............            -                 -                  -                 -
Thomas J. Bresnan    .........      260,000           165,000          1,654,625         1,011,625
John T. St. James    .........       48,750                 -            343,750                 -

----------------

* Based on the difference between the exercise price of such options and the closing price of a share of the Company's Common Stock on the NASDAQ National Market System on December 27, 1996 ($14.00).

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with Thomas J. Bresnan, its President and Chief Operating Officer. Mr. Bresnan's employment agreement was entered into when he joined the Company on August 3, 1992. The agreement provides that Mr. Bresnan will receive a base salary, subject to annual review, of $200,000 per year. In connection with the execution of the agreement, Mr. Bresnan received options to purchase an aggregate of 130,000 shares of Common Stock under the Employees Plan. Pursuant to the terms of Mr. Bresnan's agreement, he also received a five-year interest-free loan of $250,000 towards the purchase of a home in New Jersey. The loan is secured by a mortgage on Mr. Bresnan's residence. In the event that Mr. Bresnan's employment is terminated by the Company without cause during the three years subsequent to the date of the employment agreement, the Company will be obligated to continue to pay his salary for a period of one year subsequent to the date of such termination. The agreement also obligates the Company to provide certain health insurance and life insurance benefits for the duration of such agreement. At the time of execution of his employment agreement, Mr. Bresnan also entered into an agreement with the Company containing confidentiality and non-competition provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors includes Curtis Lee Smith, Jr., the Company's Chairman and Chief Executive Officer.

     During 1995 and 1996 Mr. Curtis Lee Smith, Jr. obtained loans from the Company at interest rates equivalent to the Company's cost of borrowing money. The principal amounts on these loans totaled $624,081 at December 28, 1996. These loans are evidenced by demand notes and are secured by the proceeds from certain life insurance policies on Mr. Curtis Lee Smith, Jr.

     Richard L. Osborne, a member of the Compensation Committee of the Board of Directors, provides certain consulting services to the Company. Mr. Osborne received $30,000 in consulting fees from the Company during 1996.

     The Company believes that these transactions were on terms no less favorable than would have been available in similar transactions with unaffiliated third parties.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's compensation programs are intended to provide its executive officers with a mix of salary, benefits and incentive compensation arrangements that are: (i) consistent with the interests of stockholders; (ii) competitive with the arrangements provided by other companies in the industry; (iii) commensurate with each executive's performance, experience and responsibilities; and (iv) sufficient to attract and retain highly qualified executives. In making its recommendations concerning adjustments to salaries and awards under the other compensation plans, the Committee considers the financial condition and performance of the Company during the prior year and the Company's success in achieving financial, operational and other strategic objectives. The Committee also makes an assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its objectives, as well as the success of the executive in achieving objectives which may have been set for such individual. In assessing individual performance, the Committee also seeks to recognize individual contributions during periods when the Company experienced adverse business or financial conditions.

     For purposes of determining whether the Company's compensation packages are competitive, the companies with which the Company compares itself are those included in the peer group index set forth in the Stockholder Return Performance Presentation contained elsewhere in this proxy statement. While the Committee does not establish a targeted range for the Company's overall executive compensation within the peer group, its review of publicly available information for the years 1990 through 1994 indicates that the compensation level of the Company's Chief Executive Officer has historically been significantly below the average compensation paid to Chief Executive Officers of peer group companies. Such information also indicates that the base salary levels for the Company's other executive officers have been generally comparable with those provided to similar executives at peer group companies, while the overall amount of bonuses paid to other executives by the Company have been equal to or lower than the bonuses paid to peer group executives. Option awards to peer group executives vary widely from company to company and from year to year, although the Company's option awards to its executive officers are generally lower than awards by members of the peer group. The Company's stock significantly outperformed the peer group during the period prior to fiscal 1992; since that time its performance has been below that of the peer group.

     Each component of an executive's compensation package is intended to assist in attaining one or more of the objectives outlined above. The Company attempts to provide its executives with base salaries and benefits that are competitive with those of comparable companies and commensurate with the performance, experience and responsibilities of each executive. Through salary adjustments and bonuses, the Company also seeks to provide its executives with incentives to improve the Company's financial and operational performance by providing a method for rewarding individual performance. Finally, the Company's Key Employees' Stock Option Plan is intended to provide executive officers with an opportunity to acquire a proprietary interest in the Company, thereby providing these individuals with increased incentive to promote the long-term interests of the Company's stockholders.

     While the Committee seeks to assure that the Company's compensation programs further the objectives described above and considers the various factors outlined above in making compensation decisions, it does not take a highly formalized or objective approach to determining compensation. Instead, the Committee gives consideration to these various factors in subjectively evaluating the compensation of each individual executive. While the subjective nature of the Committee's decisions made it difficult to specifically identify the relative importance of each of these various factors, in making compensation decisions for fiscal 1995, the Committee generally gave greater weight to the Company's performance, as measured by net income, and its subjective assessment of individual performance, than to other factors.

     In 1993, Congress adopted Section 162(m) of the Internal Revenue Code,
Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is "performance based" within the meaning of Section 162(m). While the Committee believes it is essential that there be a correlation between the Company's performance and the compensation of its executive officers, it believes that the criteria under Section 162(m) necessary for compensation to qualify as "performance based" unduly limits the Committee's flexibility in determining compensation arrangements and in administering compensation programs. Therefore, the Committee has determined not to make changes to the Company's compensation programs or to the composition of the committee in response to the adoption of Section 162(m).

1996 COMPENSATION DECISIONS

     BASE SALARY AND BENEFITS. The base salaries and benefits provided to executive officers who were not parties to employment contracts with the Company for the 1996 fiscal year were established by the Committee in accordance with the compensation philosophy discussed above. Since one executive was a party to an employment agreement with the Company entered into prior to the 1996 fiscal year, his minimum base salary level for 1996 was set by the terms of such agreement. The Committee determined to make individual salary adjustments with respect to certain executive officers of the Company, based on the Committee's subjective evaluation of the executive's performance and the contribution to the Company.

     BONUSES. After considering the Company's performance and the various other factors discussed above, the Committee granted Mr. Bresnan a cash bonus of $25,000 and forgave $45,000 of his loan in the form of a bonus. The Committee also granted Mr. St. James a cash bonus of $25,000.

     STOCK OPTIONS. During the 1996 fiscal year, the Company did not award any stock options to employees of the Company. On September 19, 1996 the Board of Directors granted each Non-Employee Director of the Company an option to purchase 10,000 shares of Common Stock, subject to stockholder approval.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Curtis Lee Smith, Jr.'s compensation is determined on the basis of the Committee's subjective assessment of his performance, measured by the Company's financial condition, results of operations and success in achieving strategic objectives. The Committee also considers the responsibilities associated with Mr. Smith's position and the level of compensation provided to Chief Executive Officers of other companies in the environmental remediation industry. Mr. Smith does not participate in the Committee's actions with respect to his compensation.

     Although the Committee reviews Mr. Smith's compensation on an annual basis, no adjustments were made to Mr. Smith's salary during 1996. Mr. Smith's base salary was last adjusted in December 1990, at which time the Committee voted (with Mr. Smith abstaining) to increase his salary from $175,000 to $200,000. Mr. Smith declined this salary increase. In June 1992, Mr. Smith voluntarily reduced his salary from $175,000 to $160,000 in connection with a restructuring in the Company's business and related cost-cutting measures. The Committee determined not to pay Mr. Smith a bonus during 1996.

     Mr. Smith is the beneficial owner of approximately 17% of the issued and outstanding Common Stock. As a consequence of his significant ownership interest in the Company, Mr. Smith elected, at the time of the Company's initial public offering, to renounce any rights that he might otherwise have to participate in the Company's stock option plans. Accordingly, Mr. Smith did not receive any option awards during fiscal 1996.

   THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                        Richard L. Osborne
                                        David A. Goldfinger
                                        Curtis Lee Smith, Jr.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below are two line graphs reflecting cumulative stockholder return on the Company's Common Stock. Two graphs are included because the Company sold its environmental business on December 27, 1996. The first graph compares the yearly percentage changes in the cumulative stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index (U.S.), and a Company-determined peer group for the period commencing January 1, 1992 and ended December 31, 1996. The companies included in the peer group are Fluor Daniel GTI, Inc., Sevenson Environmental, International Technology Corporation, and OHM Corporation. The companies are primarily involved in the environmental recovery field. Canonie Environmental Services, Inc. which was included in last years performance graph, was purchased by Smith Environmental Technologies Corporation. There is no longer any established public trading market for the Common Stock of Smith Environmental Technologies Corporation. Groundwater Technology, Inc., which was also included in last years performance graph, was purchased by Fluor Daniel GTI, Inc. during 1996.

                               FISCAL YEAR ENDING

COMPANY                        1991    1992     1993     1994    1995      1996
-------                        ----    ----     ----     ----    ----      ----

HANDEX CORPORATION             100     27.67    23.72    26.48   16.21    44.27
PEER GROUP INDEX               100     80.85    69.56    64.81   64.01    48.01
NASDAQ MARKET INDEX            100    100.98   121.13   127.17  164.96   204.98


                     ASSUMES $100 INVESTED ON JAN. 1, 1992
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 28, 1996

     The second graph compares the yearly percentage changes in the cumulative stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index (U.S.) and the companies in the Schools and Educational Services SIC Code Index for the period commencing January 2, 1992 and ended December 31, 1996. Both graphs assume that the value of the investment in the Company's Common Stock and each index was $100 at January 1, 1992 and that all dividends, if any, were reinvested.

                              FISCAL YEAR ENDING

COMPANY                        1991    1992     1993     1994    1995      1996
-------                        ----    ----     ----     ----    ----      ----

NEW HORIZONS WORLDWIDE         100     27.67    23.72    26.48   16.21    44.27
PEER GROUP INDEX               100     96.99    87.77    94.87  121.24   158.34
NASDAQ MARKET INDEX            100    100.98   121.13   127.17  164.96   204.98


                     ASSUMES $100 INVESTED ON JAN. 1, 1992
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 28, 1996

PROPOSAL TO APPROVE AND ADOPT THE NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS

BACKGROUND

     At the Annual Meeting, the stockholders will be asked to vote on a proposal to approve the award of options to purchase 10,000 shares of the Company's Common Stock (the "Non-Employee Options") to each of the four directors who are not employees of the Company (the "Non-Employee Directors"). At its meeting on September 19, 1996 the Board of Directors granted to each of Messrs. Goldfinger, Heller, Osborne and Wilson an option to purchase 10,000 shares of Common Stock of the Company, subject to stockholder approval. The exercise price of each of these Options was $8.81, the average market price of the Common Stock on September 19, 1996.

     The purpose of the Non-Employee Options is to provide each of the Company's Non-Employee Directors an added incentive to continue in the service of the Company and a more direct interest in the future success of the Company's operations. Accordingly, the Board of Directors and management believe that approval of the Non-Employee Options is in the best interests of the Company and recommend that stockholders vote in favor of the proposal.

     The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote present in person or by proxy at the meeting is required for the approval of the Non-Employee Options. Thus, stockholders who abstain from voting will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

     The following is a summary of the material features of the Non-Employee Options and is qualified in its entirety by reference to the option agreement. A copy of the form of Option Agreement is attached hereto as Exhibit A.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE NON-EMPLOYEE OPTIONS.

GENERAL

     The Non-Employee Options are one-time Options and are not part a broader option plan. These options have been granted to the four members of the Board of Directors who are not employees of the Company.

GRANTS OF OPTIONS

     On the date of the Board's approval of the Non-Employee Options, each Non-Employee Director was granted an option to purchase 10,000 shares of Common Stock at the then fair market value, calculated by reference to the average market price of the Common Stock on the NASDAQ Stock Market on that date, subject to stockholder approval.

EXERCISE OF OPTIONS

     Each of the Non-Employee Options will become exercisable upon approval of the awards by the Company's stockholders. The options expire on the tenth anniversary of the date the option was granted. Only the Non-Employee Director may exercise an option, provided that a guardian or other legal representative who has been duly appointed for such Non-Employee Director may exercise an option on behalf of the optionee in the event of a Non-Employee Director's death or disability. Upon satisfaction of all conditions, the option may be exercised in whole or in part at any time until expiration of the right to exercise the option, but this right of exercise is limited to whole shares. Options may be exercised by the Non-Employee Director by giving written notice to the Company of the Non-Employee Director's exercise of the option accompanied by full payment of the purchase price in cash or its equivalent. The Options also allow for cashless exercises as permitted under the Federal Reserve Board's Regulation T.

NEW PLAN BENEFITS

     Subject to stockholder approval of the Non-Employee Options, the following table sets forth the amount and dollar value of the awards to be received under the Non-Employee Options:

                               NEW PLAN BENEFITS
                              NON-EMPLOYEE OPTIONS

                    NAME AND POSITION                         DOLLAR VALUE(1)      NUMBER OF UNITS
-----------------------------------------------------------   ------------------   -----------------
Curtis Lee Smith, Jr., Chairman of the Board,
 Chief Executive Officer and Director    ..................            -0-                 -0-
Stuart O. Smith, Vice Chairman of the Board,
 Chief Development Officer, Secretary and Director   ......            -0-                 -0-
Thomas J. Bresnan, President, Chief Operating Officer
 and Director    ..........................................            -0-                 -0-
John T. St. James, Vice President, Chief Financial Officer
 and Treasurer   ..........................................            -0-                 -0-
Executive Group  ..........................................            -0-                 -0-
Non-Executive Director Group (4 persons)    ...............        $207,600             40,000
Non-Executive Officer Employee Group  .....................            -0-                 -0-

----------------

(1) Based upon the closing price of a share of Common Stock ($14.00) on December 27, 1996 as reported on the NASDAQ National Market.

SECURITIES SUBJECT TO THE NON-EMPLOYEE OPTIONS

     Each of the Non-Employee Options represents a grant to purchase 10,000 shares of Common Stock. No additional shares of Common Stock may be issued pursuant to the Non-Employee Options, except that in the event of share splits, share dividends, combinations, exchanges of shares or similar capital adjustments, an appropriate adjustment in the shares subject to the Non-Employee Options will be made.

TERMINATION OF DIRECTORSHIP

     If a Non-Employee Director ceases to be a Director of the Company for any reason other than death or disability, the option may be exercised until the earlier to occur of either (i) ninety days after the cessation of his or her directorship or (ii) the expiration of the option. If a Non-Employee Director ceases to be a Director of the Company because of death or disability, the option may be exercised until the earlier to occur of either (i) the first anniversary of the Non-Employee Director's termination of directorship or (ii) the expiration of the option. Following the death of a Non-Employee Director, his option may be exercised by the Non-Employee Director's estate, or the person to whom the option was transferred by the applicable laws of descent and distribution.

INCOME TAX TREATMENT

     The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to Non-Employee Directors and the Company of the Non-Employee Options generally should be as set forth in the following summary. The summary only addresses income tax consequences for Non-Employee Directors and the Company.

     The Non-Employee Options shall be non-qualified options for federal income tax purposes. A Non-Employee Director who receives a Non-Employee Option will not recognize income at the time of grant of such option. When such Non-Employee Director exercises such non-qualified option, the Non-Employee Director will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the stock the Non-Employee Director receives. The tax basis of such stock to such Non-Employee Director will equal to the option price paid, and the Non-Employee Director's holding period for such shares will commence on the day on which the Non-Employee Director recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of non-qualified options in an amount equal to the ordinary compensation income recognized by the Non-Employee Director.

     The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or the Company or to describe tax consequences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

     Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1998 must do so no later than December 13, 1997. To be eligible for inclusion in the 1998 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

     Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder a copy of the Company's Annual
Report on Form 10-K, including financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent year.
Written requests for such report should be directed to:

                         Investor Relations Department
                          New Horizons Worldwide, Inc.
                                500 Campus Drive
                             Morganville, NJ 07751

     You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

                                        By order of the Board of Directors,






                                        /S/STUART O. SMITH
                                        -----------------------------
                                        Stuart O. Smith
                                        SECRETARY

                                                                      EXHIBIT A
                            STOCK OPTION AGREEMENT
                           (NON-EMPLOYEE DIRECTORS)

     THIS AGREEMENT, entered into as of the 19th day of September, 1996 by and among NEW HORIZONS WORLDWIDE, INC., a Delaware corporation (the "Company"), and ____________(the "Optionee").

                              W I T N E S S E T H

     WHEREAS, the Board of Directors of the Company has determined that the Optionee, a member of the Board of Directors of the Company who is not employed by the Company or any subsidiary of the Company (a "Non-Employee
Director") should be granted an option to purchase shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"), upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, the grant of this option is subject to approval by the stockholders of the Company.

     NOW, THEREFORE, the Company and the Optionee hereby agree with respect to such stock options as follows:

     1. The Company grants to the Optionee, upon the terms and subject to the conditions hereinafter set forth, the right and option to purchase all or any part of an aggregate of Ten Thousand (10,000) shares of Common Stock (such collective right and option being hereinafter referred to as the "Option") at a price of $8.81 per share.

     2. The term of the Option shall be for a period of Ten (10) years after the date hereof, and the Option shall expire at 5:00 P.M., Morganville, New Jersey time on the last day of the term of the Option, which date is September 19th, 2006 or, if earlier, on the applicable expiration date provided for in paragraph 4 hereof.

     3. The Option will not be exercisable until affirmed by the stockholders of the Company. Thereafter, the Optionee shall become entitled to exercise the Option with respect to all Ten Thousand (10,000) shares of Common Stock. To the extent that the Option has become exercisable, as provided above, the Option may thereafter be exercised by the Optionee either as to all or any part of such whole Shares at any time or from time to time prior to expiration of the Option pursuant to paragraph 2 hereof. Except as provided in paragraph 4 hereof, the Option may not be exercised at any time unless the Optionee shall, at the time of exercise, be a Non-Employee Director of the Company.

     4. If the Optionee ceases to be a Non-Employee Director due to disability, the Option shall terminate on the earlier of the date which is one (1) year after the date the Board determines Optionee is disabled or the last day of the term of the Option. If the Optionee dies while a Non-Employee Director, such person or persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise the Option (the "Personal Representative") may exercise the Option to the extent of the purchase rights, if any, which had accrued as of the date of the Optionee's death pursuant to paragraph 3 hereof and which have not theretofore been exercised. Such accrued purchase rights shall in any event terminate upon the earlier of the date which is one (1) year after the date of the Optionee's death or the last day of the term of the Option. If the Optionee ceases to be a Non- Employee Director for any reason other than disability or death, the Option shall terminate on the earlier of the date which is ninety (90) days after the date of the cessation of his or her directorship or the last day of the term of the Option. Nothing contained in this Agreement shall confer upon the Optionee any right to continue as a director of the Company.

     5. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, share split, share dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares of Common Stock, an adjustment shall be made in the number and class of and/or price of shares of Common Stock subject to this Option, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of shares of Common Stock attributable to any Option shall always be a whole number. The determination of the Board of Directors of the Company as to any such adjustment shall be conclusive and binding upon the Optionee and upon the Personal Representative.

     6. The Option may be exercised by delivery to the Secretary of the Company at its executive offices, 500 Campus Drive, Morganville, New Jersey 07751, of a completed Notice of Exercise of Option (obtainable from the Secretary of the Company) setting forth the number of whole shares of Stock with respect to which the Option is being exercised together with payment in full for such shares of Common Stock, unless other arrangements satisfactory to the Company for prompt payment are made.

     If and to the extent permitted by the Board of Directors of the Company upon request from the Optionee, the purchase price may be paid by means of delivery by the Optionee of certificates for shares of Common Stock then owned by the Optionee, duly endorsed with signature guaranteed and in proper form for transfer to the Company, having an aggregate Fair Market Value (as defined herein) equal to the purchase price (or portion thereof) of the shares of Common Stock for which the Option is being exercised. For purposes of this paragraph 6, "Fair Market Value" means (a) if the shares of Common Stock are listed on a nationally recognized stock exchange or the NASDAQ Stock Market, the closing price of the shares of Common Stock on the date the fair market value of the shares of Common Stock is being determined, or, if no sale has occurred on such date, on the most recent preceding day on which there is a closing price of the shares of Common Stock, or (b) in all other circumstances, the value determined by the Board after obtaining an appraisal by one or more independent appraisers meeting the requirements of regulations issued under Section 170(a)(1) of the Internal Revenue Code of 1986, as amended.

     7. Upon receipt by the Company prior to expiration of the Option of a duly completed Notice of Exercise of Option accompanied by a certified or cashier's check and/or certificates for Shares, as provided in paragraph 6 hereof, in full payment for the Shares being purchased pursuant to such Notice (and, with respect to any Option exercised pursuant to paragraph 4 hereof by the Personal Representative, accompanied in addition by proof as to the right of the Personal Representative to exercise the Option), the Company shall cause to be mailed or otherwise delivered to the Optionee or the Personal Representative, as the case may be, as soon as practicable, but in any event within thirty (30) days of such receipt, a certificate or certificates for the number of shares of Common Stock so purchased. Notwithstanding the foregoing, the delivery of such certificates is hereby expressly conditioned upon obtaining an investment representation from the Optionee or the Personal Representative in such form as the Company, in its sole discretion, shall determine to be adequate. The Optionee or the Personal Representative shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by the Option unless and until one or more certificates representing such shares of Common Stock shall be issued to the Optionee or the Personal Representative.

     8. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and the heirs, estate and Personal Representative of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee, except as otherwise set forth herein.

     9. All obligations of the Company with respect to this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     10. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

     The granting of the Option and the issuance of shares of Common Stock under this Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent any provision of this Agreement fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors of the Company.

     To the extent not preempted by Federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     The Option granted under this Agreement shall, for purposes of the Federal income tax, be nonqualified stock options.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its undersigned officer thereunto duly authorized, and the Optionee has hereunto set his hand, all as of the day and year first above written.

                                        NEW HORIZONS WORLDWIDE, INC.

                                        By:____________________
                                           Curtis Lee Smith, Jr.
                                           Chairman of the Board and
                                           Chief Executive Officer

                                        OPTIONEE:

                                           _____________________

                                     PROXY


                          NEW HORIZONS WORLDWIDE, INC.
                                500 CAMPUS DRIVE
                             MORGANVILLE, NJ 07751

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Curtis Lee Smith, Jr., Stuart O. Smith and John T. St. James, as proxy, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all shares of Common Stock of the Company held of record by the undersigned on March 28, 1997, at the Annual Meeting of Stockholders to be held on May 6, 1997, or any adjournment thereof.

Election of Directors, Nominees:                          (change of address)

Stuart O. Smith, Thomas J. Bresnan and Scott R. Wilson  ______________________

                                                        ______________________

                                                        ______________________

                                                        ______________________
                                                        (If you have written in
                                                        the above space, please
                                                        mark the corresponding
                                                        box on the reverse side
                                                        of this card.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                        SEE REVERSE SIDE

--------------------------------------------------------------------------------
                                  DETACH CARD

                               SHARES IN YOUR NAME

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1. ELECTION OF       FOR [ ]     AGAINST [ ]
   DIRECTORS
   (SEE REVERSE)

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

2. APPROVED AND ADOPT STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS.

   FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3. IN THIER DISCRETION, EACH PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


   CHANGE OF ADDRESS [ ]

   ATTEND MEETING    [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

SIGNATURE(S) ____________________________  DATE ___________________

SIGNATURE(S) ____________________________  DATE ___________________

NOTE: Please sign exactly as name appears thereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                                  DETACH CARD